Exhibit 8.2

Skadden, Arps, Slate, Meagher & Flom llp

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New York, NY 10001

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[___], 2023

Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as special tax counsel to Liberty Media Corporation, a Delaware corporation (“Liberty”), in connection with specified aspects of the amendment and restatement of Liberty’s certificate of incorporation, pursuant to which (i) Liberty’s existing Liberty SiriusXM common stock (“Old Liberty SiriusXM Common Stock”) and Liberty Formula One common stock (“Old Liberty Formula One Common Stock”) will be reclassified into three new tracking stocks to be designated as Liberty SiriusXM common stock (“New Liberty SiriusXM Common Stock”), Liberty Formula One common stock (“New Liberty Formula One Common Stock”), and Liberty Live common stock (“Liberty Live Common Stock”) and, in connection therewith, provide for the attribution of the businesses, assets, and liabilities of Liberty’s existing Liberty SiriusXM Group and Formula One Group among Liberty’s newly created Liberty SiriusXM Group, Formula One Group, and Liberty Live Group; (ii) each outstanding share of Old Liberty SiriusXM Common Stock will be reclassified into [•] of a newly issued share of the corresponding series of New Liberty SiriusXM Common Stock and [•] of a newly issued share of the corresponding series of Liberty Live Common Stock; and (iii) each outstanding share of Old Liberty Formula One Common Stock will be reclassified into [•] of a newly issued share of the corresponding series of New Liberty Formula One Common Stock and [•] of a newly issued share of the corresponding series of Liberty Live Common Stock (collectively, the “Reclassification”). Liberty has requested our opinion (the “Opinion”) regarding certain U.S. federal income tax consequences of the Reclassification.1

In rendering this Opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the existing certificate of incorporation of Liberty that will be in effect immediately before the Reclassification; (ii) the amended and restated certificate of incorporation of Liberty that will be in effect immediately after the Reclassification; (iii) the registration statement on Form S-4 (File No. [•]) filed by Liberty with the Securities and Exchange Commission (the “SEC”) on [•], 2023, including the joint proxy statement/prospectus that forms a part thereof and the exhibits attached thereto, as amended through the date hereof (the “Registration Statement”); (iv) all other submissions to the SEC related to the Registration Statement; (v) the officer’s certificate furnished to us by Liberty, dated as of the date hereof, together with the exhibits attached thereto (the “Liberty Officer’s Certificate”); and (vi) such other documents as we have considered necessary or appropriate as a basis for this Opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic, electronic, or facsimile copies, and the authenticity of the originals of such documents.

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1             Unless otherwise indicated, all “section” references in this Opinion are to the Internal Revenue Code of 1986, as amended (the “Code”).

Liberty Media Corporation

[___], 2023

As to certain facts material to this Opinion, we have relied upon the statements and representations set forth in the Liberty Officer’s Certificate. We have assumed that such statements and representations are true, correct, and complete as of the date hereof and will continue to be true, correct, and complete without regard to any qualification as to knowledge, belief, or otherwise. We have also assumed that the Reclassification will be consummated in accordance with its terms and in the manner described in the Registration Statement, and that none of the material terms or conditions contained therein will be waived or modified in any respect. This Opinion is expressly conditioned upon, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the documents referred to above, including those contained in the Liberty Officer’s Certificate. Any change or inaccuracy in or to such facts, information, covenants, representations, or warranties (including on account of events occurring after the consummation of the Reclassification) could affect one or more of the conclusions stated herein.

This Opinion is based on the Code, the Treasury Department regulations promulgated thereunder, judicial decisions, published rulings and procedures of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date hereof. It should be noted that the authorities upon which this Opinion is based are subject to change at any time, possibly with retroactive effect. Any change in such authorities could affect one or more of the conclusions expressed herein. Moreover, an opinion of counsel represents counsel’s best judgment as to the outcome on the merits with respect to the matters addressed therein. Opinions of counsel are not binding on courts or the Service, and there can be no assurance that this Opinion will be accepted by the Service or, if challenged, by a court.

Liberty Media Corporation

[___], 2023

Based upon and subject to the foregoing and the conditions, limitations, assumptions and qualifications set forth in the Registration Statement, it is our opinion that, under current U.S. federal income tax law:

1.	The Reclassification will qualify as a reorganization under section 368(a).

2.	The New Liberty SiriusXM Common Stock, New Liberty Formula One Common Stock, and Liberty Live Common Stock will be treated as stock of Liberty for U.S. federal income tax purposes.

4.	No income, gain or loss will be recognized by Liberty as a result of the Reclassification.

5.	Except with respect to cash received in lieu of fractional shares of New Liberty SiriusXM Common Stock, New Liberty Formula One Common Stock, or Liberty Live Common Stock, as applicable, holders of Old Liberty SiriusXM Common Stock and holders of Old Liberty Formula One Common Stock will not recognize income, gain, or loss as a result of the Reclassification.

6.	The New Liberty SiriusXM Common Stock, New Liberty Formula One Common Stock, and Liberty Live Common Stock will not constitute “section 306 stock” within the meaning of section 306(c).

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Liberty Media Corporation

[___], 2023

Except as set forth above, we express no opinion or other views regarding the tax consequences of the Reclassification or any other transactions. This Opinion relates solely to certain U.S. federal income tax consequences of the Reclassification, and no opinion is expressed as to the tax consequences of the Reclassification under any state, local, or foreign tax laws or under any U.S. federal tax laws other than those pertaining to income taxation. This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this Opinion to reflect any legal developments or factual matters or changes arising after the date hereof.

We are furnishing this Opinion to Liberty solely in connection with the Reclassification and the Registration Statement. We hereby consent to the use of our name under the caption “U.S. Federal Income Tax Consequences” in the Registration Statement and to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,